Exhibit 99.1

Foundation Medicine Announces 2017 Fourth Quarter and Year-End Results, Recent Highlights and 2018 Outlook

CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 7, 2018--Foundation Medicine (NASDAQ:FMI) today reported financial and operational results for the fourth quarter and year ended December 31, 2017. Highlights for the quarter and year included:

  Fourth quarter revenue of $48.9 million, 70% year-over-year growth;
  Full year 2017 revenue of $152.9 million, 31% year-over-year growth;
  20,044 clinical tests reported in the fourth quarter, 57% year-over-year growth;
  67,375 clinical tests reported in 2017, 54% year-over-year growth;
  Received approval from the U.S. Food & Drug Administration (FDA) under the parallel review process for FoundationOne CDx, the first broad comprehensive genomic profiling test for all solid tumors incorporating multiple companion diagnostics. Simultaneously, the Centers for Medicare and Medicaid Services (CMS) issued a preliminary National Coverage Determination (NCD) for FoundationOne CDx;
  Entered into new and expanded biopharma collaborations for molecular information solutions including companion diagnostics, molecular profiling, data insights, and biomarker discovery, validation and development such as tumor mutational burden (TMB) and tumor mutational burden in blood (bTMB); and
  Published 95 peer-reviewed manuscripts in top medical and scientific journals and presented 141 podium talks and posters at scientific and medical meetings.

“Foundation Medicine’s 2017 results and achievements, including record revenue and clinical volume and the landmark FDA approval of FoundationOne CDx, position our company for continued value creation and competitive differentiation,” stated Troy Cox, chief executive officer of Foundation Medicine. “Our strategic priorities in 2018 include the successful commercial launch of FoundationOne CDx, driving global clinical adoption of our solutions, expanding reimbursement progress, and entering new biopharma partnerships, all of which we believe will accelerate our business and keep us on the leading edge of innovation."

Foundation Medicine reported total revenue of $48.9 million in the fourth quarter of 2017, compared to $28.8 million in the fourth quarter of 2016. Total revenue for the year ended December 31, 2017 was $152.9 million, compared to $116.9 million in 2016.

Revenue from biopharmaceutical companies was $33.4 million in the fourth quarter of 2017 and $99.7 million for the full year ended December 31, 2017, compared to $19.0 million and $78.8 million in the fourth quarter and full year ended December 31, 2016, respectively. The company reported 6,206 tests to biopharmaceutical customers in the fourth quarter of 2017 and 15,587 tests for the full year ended December 31, 2017.

Revenue from clinical testing was $15.5 million in the fourth quarter of 2017 and $53.2 million for the full year ended December 31, 2017, compared to $9.8 million and $38.1 million in the fourth quarter and full year ended December 31, 2016, respectively. The company reported 20,044 clinical tests to ordering physicians in the fourth quarter of 2017, compared to a total of 12,788 tests reported during the fourth quarter of 2016, an increase of 57%. A total of 67,375 clinical tests were reported to ordering physicians for the full year ended December 31, 2017, compared to 43,686 clinical tests reported in 2016, an increase of 54%.

Based on the new revenue reporting the company initiated during 2017, Molecular Information Services revenue was $37.4 million in the fourth quarter of 2017 and $117.2 million for the full year ended December 31, 2017, compared to $20.4 million and $81.7 million in the fourth quarter and full year ended December 31, 2016, respectively. Pharma Research and Development Services revenue was $11.5 million in the fourth quarter of 2017 and $35.7 million for the full year ended December 31, 2017, compared to $8.4 million and $35.1 million in the fourth quarter and full year ended December 31, 2016, respectively.

Total operating expenses for the fourth quarter of 2017 were approximately $59.9 million compared with $47.1 million for the fourth quarter of 2016. For the full year, operating expenses were $228.6 million, compared to $173.9 million in 2016. Net loss was $38.1 million in the fourth quarter of 2017, or $1.05 loss per share, and net loss for the full year was $161.5 million, or a $4.50 loss per share.

Cash and cash equivalents at December 31, 2017 was approximately $71.4 million, including $30 million in new borrowings received during the fourth quarter under the company’s Credit Facility Agreement with Roche Finance.

2018 Outlook

  The company expects 2018 revenue will be in the range of $200 million to $220 million.
  The company expects to deliver between 90,000 and 100,000 clinical tests in 2018.
  The company expects operating expenses will be in the range of $250 million to $260 million in 2018.

Conference Call and Webcast Details
The company will conduct a conference call today, Wednesday, March 7th at 4:30 p.m. Eastern Time to discuss its financial performance for the 2017 fourth quarter and other business activities, including matters related to future performance. To access the conference call via phone, dial 1-877-270-2148 from the United States or dial 1-412-902-6510 internationally. Dial in approximately ten minutes prior to the start of the call. The live, listen-only webcast of the conference call may be accessed by visiting the investors section of the company’s website at investors.foundationmedicine.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website for two weeks following the call.

About Foundation Medicine
Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine's molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks, and FoundationOne CDx™ and FoundationCORE™ are trademarks, of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the value of the company’s business; the benefits of our products to physicians, biopharmaceutical companies, payers, and patients in the treatment of cancer and personalized cancer care; the company’s financial and operational forecasts, including projections regarding the generation of revenue, the number of tests to be conducted, and the incurrence of operating expenses in 2018; the benefits provided by a FDA-approved and CMS-covered FoundationOne CDx; and the use of any funds from its credit facility. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that the company's facilities in North Carolina and Germany do not facilitate the company's ability to achieve it business objectives; the company's distribution partner outside the United States is not able to achieve market penetration in new and existing markets as quickly or as extensively as projected; Foundation Medicine's relationships with third-party or government payers do not increase or expand; Foundation Medicine is unable to sustain or grow relationships with biopharmaceutical partners; the company's revenue, test or operating expense projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the company's expectations and beliefs regarding the future conduct and growth of the company's business are inaccurate; Foundation Medicine is unable to achieve profitability, to compete successfully, to manage its growth, or to develop its molecular information platform; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Foundation Medicine’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

FOUNDATION MEDICINE, INC. Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Molecular information services	$37,390	$20,417	$117,153	$81,748
Pharma research and development services	11,523	8,407	35,750	35,117
Total revenue	48,913	28,824	152,903	116,865
Costs and expenses:
Cost of molecular information services	26,543	17,457	85,270	56,748
Selling and marketing	16,620	15,023	66,727	57,951
General and administrative	20,414	13,872	70,340	48,611
Research and development	22,852	18,177	91,509	67,371

Total costs and expenses	86,429	64,529	313,846	230,681

Loss from operations	(37,516)	(35,705)	(160,943)	(113,816)
Other (expense) income, net:
Interest (expense) income, net	(595)	182	(727)	624
Other income	—	(86)	204	—

Net loss	$(38,111)	$(35,609)	$ (161,466)	$(113,192)

Net loss per common share applicable to common stockholders, basic and diluted	$(1.05)	$(1.02)	$(4.50)	$(3.25)

Weighted-average common shares outstanding, basic and diluted	36,325,659	35,072,320	35,877,678	34,794,347

FOUNDATION MEDICINE, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$71,404	$63,617
Marketable securities	—	79,402
Accounts receivable	30,126	10,213
Inventory	13,171	10,438
Prepaid expenses and other current assets	9,118	5,251
Total current assets	123,819	168,921
Property and equipment, net	41,119	41,486
Restricted cash	2,305	1,395
Other assets	1,760	2,233
Total assets	$169,003	$214,035

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,926	$11,898
Accrued expenses and other current liabilities	36,745	20,578
Deferred revenue	5,954	5,851
Current portion of deferred rent	1,818	2,324
Total current liabilities	66,443	40,651
Other non-current liabilities	10,892	8,538
Indebtedness to Roche – non-current	60,000	—
Total stockholders’ equity	31,668	164,846
Total liabilities and stockholders’ equity	$169,003	$214,035

CONTACT:
Foundation Medicine
Media Contact:
Lee-Ann Murphy, 617-245-3077
pr@foundationmedicine.com
or
Investor Contact:
Kimberly Brown, 617-418-2215
ir@foundationmedicine.com